UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2013

Michael Baker Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6627	25-0927646
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive

Moon Township, Pennsylvania 15108

(Address of Principal Executive Offices, including Zip Code)

(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 4, 2013, the Company announced that Mr. G. John Kurgan, Executive Vice President and Chief Operating Officer of the Company, will be leaving the Company effective March 4, 2013.

(e) Amended and Restated Employment Continuation Agreements

On February 27, 2013, Michael Baker Corporation (the “Company”) entered into amended and restated employment continuation agreements with its executive officers who previously had such agreements, including the following named executive officers: H. James McKnight, Michael J. Zugay, David G. Higie, Jeffery S. Hill, S. Robert Kallenbaugh, James S. Kempton, Samuel C. Knoch, James M. Twomey and Michael Ziemianski, which became effective on such date. The agreements amend and restate the original agreements that were originally executed in 2009. The Company also entered into new employment continuation agreements on February 27, 2013 with its executive officers who did not previously have such agreements, which became effective on such date.

Under each amended and restated employment continuation agreement (or new agreement, as applicable, each referred to as the “Agreement”), if the executive is employed on the date on which a change of control, as defined in the Agreement, occurs then the executive will be entitled to remain employed by the Company for a specified period, thirty-six months in the case of Messrs. McKnight and Zugay and twenty-four months in the case of the other executive officers, following the change of control, subject to the termination provisions described below. During such employment period, the executive’s position, including title in the case of Messrs. McKnight and Zugay, will be at least commensurate with that held immediately prior to the change of control and the executive’s services shall be performed at the location where the executive was employed immediately before the change of control or at a different location within a specified distance from such location. During the employment period, the executive shall (a) receive a base salary at a monthly rate at least equal to the monthly salary paid to the executive immediately prior to the change of control, (b) be afforded the opportunity to receive a bonus (i) on terms and conditions no less favorable to the executive than the annual bonus opportunity made available to the executive for the fiscal year ended immediately prior to the change of control and (ii) in an amount not less than the greater of (x) 50% of annual base salary, in the case of Messrs. McKnight and Zugay, or 25% of annual base salary, in the case of other executive officers, and (y) the bonus earned by executive for the fiscal year immediately prior to the change of control, (c) participate in all long-term incentive compensation programs for key executives and benefit plans at a level that is commensurate with the executive’s opportunity to participate in such plans immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, (d) receive vacation and fringe benefits, expense reimbursement and office and support staff at a level that is commensurate with the executive’s benefits immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, and (e) be indemnified, during and after his employment period, for claims arising from or out of the executive’s performance as an officer, director or employee of the Company to the maximum extent permitted by applicable law and the Company’s governing documents. The Company is also required to maintain existing or comparable insurance policies covering such matters at a level of protection that is no less than that afforded under the Company’s governing documents in effect immediately prior to the change of control.

If an executive’s employment is terminated after a change of control due to death or disability, as defined in the Agreement, the executive will receive only the executive’s base salary through the date of termination, any vested amounts or benefits under the Company’s benefit plans, including accrued but unpaid vacation, and any benefits payable for death or disability under applicable plans or policies. If, after a change of control, an executive’s employment is terminated by the Company for cause, as defined in the Agreement, or the executive voluntarily terminates his or her employment other than for good reason, as defined in the Agreement, the executive shall receive only the executive’s base salary through the date of termination and any vested amounts or benefits under the Company’s benefit plans, including accrued but unpaid vacation. If, after a change of control, an executive’s employment is terminated by the Company other than for cause or the executive terminates his or employment for good reason the executive shall receive (a) the executive’s base salary through the date of termination, (b) a cash amount equal to three times, in the case of Messrs. McKnight and Zugay, or two times, in the case of the other executive officers, the sum of the executive’s annual base salary and bonus amount, which bonus amount is equal to the greater of (x) 50% of annual base salary, in the case of Messrs. McKnight and Zugay, or 25% of annual base salary, in the case of other executive officers, and (y) the average of the bonuses payable to the executive for the Company’s three fiscal years ending immediately prior to the change of control, subject to reduction as provided in the Agreement, including for any further salary payable to executive for periods following termination of employment and any severance benefit or separation pay otherwise payable to the executive under any Company benefit plan, policy, agreement or otherwise, and (c) any vested benefits under the Company’s benefit plans, including accrued but unpaid vacation. The executive shall also be entitled to continue participation in all of the Company’s employee and executive welfare and fringe plans until the earlier of the thirty-six month, in the case of Messrs. McKnight and Zugay, or twenty-four month, in the case of the other executive officers, anniversary of the termination date and the date the executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer. The amounts described are subject to further reduction as may be necessary to avoid characterization of amounts as “excess parachute payments” under the Internal Revenue Code.

The Company will also pay the executive’s costs incurred in enforcing the Agreement. The Agreement also contains requirements and restrictions applicable to the executive’s disclosure of Company confidential information, return of Company property following a termination of employment, non-competition for a thirty-six month period following termination in the case of Messrs. McKnight and Zugay, and non-solicitation for thirty-six months in the case of Messrs. McKnight and Zugay, or twenty-four months in the case of the other executive officers, following termination of employment.

The Agreement also provides the same payments and benefits otherwise payable to an executive upon a termination of employment following a change of control if an executive’s employment is terminated following a “potential change of control”, as defined in the Agreement, and prior to a change of control, and a change of control that also constitutes a change in ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets under Internal Revenue Code section 409A occurs within one year of the executive’s termination of employment.

The term of the Agreement is three years in the case of Messrs. McKnight and Zugay, and two years in the case of other executive officers, in each case with automatic annual extensions unless notice otherwise is provided.

Each of the three-year form of Agreement, applicable to Messrs. McKnight and Zugay, and two-year form of Agreement, applicable to the other executive officers, is attached hereto as Exhibits 10.1 and 10.2 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

10.1	Form of three-year Employment Continuation Agreement.

10.2	Form of two-year Employment Continuation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight
H. James McKnight
Office of the Chief Executive,
Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: March 5, 2013

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Form of three-year Employment Continuation Agreement.	Filed herewith.

10.2	Form of two-year Employment Continuation Agreement.	Filed herewith.